Exhibit 99.1

First Tracks Biotherapeutics Announces First Quarter 2026 Financial Results and Provides Business Update

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First Tracks launched April 20th with a two-year cash-runway to advance ANB033 through celiac disease and eosinophilic esophagitis Phase 1b data and plans to initiate Phase 2 trials across four indications

SAN DIEGO, CA — May 14, 2026 — First Tracks Biotherapeutics, Inc. (Nasdaq: TRAX), a clinical-stage biotechnology company advancing antibody therapeutics that modulate immune pathways implicated in autoimmune and inflammatory diseases, today reported financial results for the first quarter ended March 31, 2026, and provided a business update.

“First Tracks Bio launched to advance a focused, high-value immunology portfolio that can create meaningful impact and a future where autoimmune diseases no longer define a patient’s life,” said Daniel Faga, president and chief executive officer. “We remain committed to executing with speed, rigor and financial discipline with a focus on ANB033, a CD122 antagonist, as we prepare for multiple clinical readouts in celiac disease and eosinophilic esophagitis. Additionally, we completed a productive End-of-Phase 2 meeting for rosnilimab with FDA, and we are assessing ROE-maximizing strategic options for this asset, including potential for development in rheumatoid arthritis and other indications.”

ANB033 (CD122 antagonist)

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Phase 1b trial in celiac disease ongoing
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60-patient trial assessing one dose level of subcutaneously administered ANB033 vs. placebo (randomized 1:1) across two different cohorts
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Cohort 1 (n=30) is a gluten-challenge study to assess the prevention of mucosal damage through six weeks
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Cohort 2 (n=30) is a study to assess the possibility of mucosal healing through 12 weeks
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Top-line Phase 1b data anticipated in Q4 2026
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Phase 1b trial in eosinophilic esophagitis ongoing
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50-patient cohort assessing one dose level of subcutaneously administered ANB033 vs. placebo (randomized 1:1) through 12 weeks
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Top-line Phase 1b data anticipated in mid-2027

Rosnilimab (Pathogenic T Cell Depleter)

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Completed End-of-Phase 2 (EOP2) meeting with FDA in Q1 2026. The agency provided constructive feedback on a registrational Phase 3 path in rheumatoid arthritis (RA), a disease with significant remaining patient unmet need
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Currently assessing ROE-maximizing strategic options that may include a global partnership, out-license or asset financing to progress the potential development of rosnilimab in RA and other indications

ANB101 (BDCA2 modulator)

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Phase 1a trial in healthy volunteers nearing completion

First Quarter 2026 Financial Results

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The separation of AnaptysBio, Inc., and First Tracks Biotherapeutics was completed on April 20, 2026. As a result, in the first quarter of 2026, the financial results include assets, liabilities and expenses related to both companies. The combined financial statements reflect allocations of certain expenses from the financial statements of Anaptys including research and development expenses and administrative expenses. These allocations include, but are not limited to, executive management, employee compensation and benefits, facilities and operations, information technology, business development, financial services (such as accounting, audit, and tax), legal, insurance and stock-based compensation.
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Launched First Tracks with $180 million in cash and cash equivalents on April 20, 2026
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Research and development expenses were $34.0 million for the three months ended March 31, 2026, compared to $41.5 million for the three months ended March 31, 2025. The decrease for the three months ended March 31, 2026 was primarily due to decreased development costs for rosnilimab and ANB032 offset by increased costs relating to the phase 1 trials for ANB033.
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General and administrative expenses were $18.9 million for the three months ended March 31, 2026, compared to $9.8 million for the three months ended March 31, 2025. The increase was due primarily to the allocation of legal costs for the separation of the company and non-cash stock compensation costs.
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Net loss was $50.5 million for the three months ended March 31, 2026, compared to a net loss of $47.2 million for the three months ended March 31, 2025.

About First Tracks Biotherapeutics

First Tracks Biotherapeutics is a clinical stage biotechnology company advancing antibody therapies that modulate immune pathways implicated in autoimmune and inflammatory diseases. Its pipeline includes ANB033, a CD122 antagonist in development for celiac disease and eosinophilic esophagitis; rosnilimab, a pathogenic T cell depleter in development for rheumatoid arthritis; and ANB101, a BDCA2 modulator. To learn more, visit www.FirstTracksBio.com or follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the timing of the release of data from the Company’s clinical trials, including initial data from ANB033's Phase 1b clinical trial in celiac disease and initial data from ANB033's Phase 1b clinical trial in eosinophilic esophagitis; and the projected cash runway for the company. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Nick Montemarano

Executive Director, Investor Relations

858.732.0178

investors@firsttracksbio.com

First Tracks Biotherapeutics, Inc.

Combined Balance Sheets

(in thousands)

(unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$248,469	$238,196
Short-term investments	37,986	73,442
Prepaid expenses and other current assets	2,947	4,762
Total current assets	289,402	316,400
Property and equipment, net	1,174	1,370
Operating lease right-of-use assets	—	12,519
Other long-term assets	—	256
Total assets	$290,576	$330,545
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,496	$3,111
Accrued expenses	25,616	25,832
Current portion of operating lease liability	—	2,080
Total current liabilities	33,112	31,023
Operating lease liability, net of current portion	—	12,032
Equity:
Net Parent Investment	257,610	287,514
Accumulated other comprehensive loss	(146)	(24)
Total equity	257,464	287,490
Total liabilities and equity	$290,576	$330,545

First Tracks Biotherapeutics, Inc.

Combined Statements of Operations and Comprehensive Loss

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development	$33,955	$41,465
General and administrative	18,856	9,815
Total operating expenses	52,811	51,280
Loss from operations	(52,811)	(51,280)
Other income (expense), net:
Interest income	2,328	4,091
Other expense, net	(1)	(7)
Total other income, net	2,327	4,084
Net loss	(50,484)	(47,196)
Unrealized loss on available-for-sale securities	(122)	(144)
Comprehensive loss	$(50,606)	$(47,340)